Exhibit 99.1

Iconix Brand Group Announces $300 Million Term Loan

NEW YORK, March 7, 2016 /PRNewswire/ — Iconix Brand Group, Inc. (NASDAQ:ICON) (“Iconix” or the “Company”) today announced that it has entered into a new five-year $300 million senior secured term loan credit facility provided by credit funds managed by affiliates of Fortress Investment Group LLC (NYSE: FIG, “Fortress”).

Under the terms of the credit agreement through which the new term loan is provided, the proceeds of the loan must be used to finance the Company’s repayment of its 2.50% convertible senior subordinated notes due June 2016 (the “2016 Notes”). The new term loan will bear interest at LIBOR+10% per annum, payable quarterly with a 1.50% floor on LIBOR.

“We are pleased to have successfully secured this new capital, which shows the confidence that Fortress has in our underlying business,” said Dave Jones, Chief Financial Officer of Iconix. “With the refinancing path for the 2016 converts now in place, we look forward to a continued focus on our core business; including the growth of our worldwide brand management platform.”

Reflecting current credit market conditions, the Company expects to incur an additional $9 million in interest expense and amortization of financing fees from what was previously forecasted in its guidance for the full year 2016. The Company will provide updated guidance for 2016 when it reports its fourth quarter and full year 2015 financial results, consistent with the Company’s undertaking to update its guidance as stated in its press release furnished in its report on Form 8-K on February 18, 2016.

The Company expects the transaction to close within 30 days. Funding is subject to the satisfaction of certain conditions precedent, including the establishment of certain cash management arrangements, the depositing into an escrow account by the lenders of the net proceeds and several customary conditions precedent.

In connection with the financing of the new term loan, Guggenheim Securities, LLC is acting as financial advisor to Iconix and White & Case LLP is acting as the Company’s legal advisor. Kirkland & Ellis LLP is acting as legal advisor to Fortress.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), SHARPER IMAGE (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), ARTFUL DODGER and STRAWBERRY SHORTCAKE (R). In addition, Iconix owns interests in the MATERIAL GIRL (R), PEANUTS (R), ED HARDY (R), TRUTH OR DARE (R), MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements include, among others, statements relating to additional information that may require the Company to restate further the financial statements and other financial data in the periods impacted by the restatement and/or additional historical periods. These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

Contact Information:

Investors

Jaime Sheinheit

Iconix Brand Group

212.730.0030

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